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                                                                    EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

              As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 29, 1999, except with respect to the matter discussed in Notes 12 and 14, as to which the date is December 22, 1999), included in Interface Systems, Inc.'s Form 10-K for the year ended September 13, 1999 and to all references to our Firm included in this registration statement.


                                           /s/ Arthur Andersen LLP


Ann Arbor, Michigan
May 12, 2000